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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80390) for the Mark Centers Trust Restricted Share Plan, in the Registration Statement (Form S-8 No. 33-95966) for the Mark Centers Trust 1994 Share Option Plan and Mark Centers Trust 1994 Non-Employee Trustee's Share Option Plan in the Registration Statement (Form S-3 No. 33-85190) of Mark Centers Trust of our report dated April 8, 1998, with respect to the consolidated financial statements and schedule of Mark Centers Trust included in this Annual Report (Form 10K) for the year ended December 31, 1997.


                                   /s/ ERNST & YOUNG LLP



New York, New York
April 8, 1998